Exhibit (21)
Eastman Kodak Company and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2017 are listed below:

Eastman Kodak Holdings B.V.	Netherlands
Eastman Kodak Sarl	Switzerland
Kodak Brasileira Comércio de Produtos para Imagem e Serviços Ltda.	Brazil
Kodak Nederland B.V.	Netherlands
Kodakit (Singapore) Pte. Ltd.	Singapore
Kodakit SAS	France
Kodakit UK Limited	United Kingdom
Eastman Kodak International Capital Company, Inc.	Delaware
Kodak de Mexico S.A. de C.V.	Mexico
Kodak Mexicana S.A.de C.V.	Mexico
Kodak de Colombia, SAS	Columbia
Kodak A/S	Denmark
Kodak SA/NV	Belgium
Kodak Societe Anonyme	Switzerland
Kodak (Thailand) Limited	Thailand
Far East Development Ltd	Delaware
FPC Inc.	California
Kodak	France
Laboratories Kodak S.A.S.	France
Kodak Al Zayani, LLC	Delaware
Kodak Americas, Ltd.	New York
Kodak Argentina S.A.I.C.	Argentina
Kodak (Australasia) Pty. Ltd.	Australia
Kodak Canada ULC	British Columbia, Canada
1680382 Ontario Limted	Ontario, Canada
Kodak Chilena S.A.F.	Chile
Kodak (China) Limited	Hong Kong
Kodak (China) Investment Company Limited	China
Kodak (China) Company Limited	China
Kodak (China) Graphic Communications Company Ltd.	China
Kodak Electronic Products (Shanghai) Company Limited	China
Miraclon (Shanghai) Trading Company, Limited	China
Kodak (Shanghai) International Trading Co. Ltd.	China
Kodak (Wuxi) Company Limited	China
Kodak (Xiamen) Digital Imaging Products Company	China
Kodak Film Lab Atlanta, Inc.	Delaware
Kodak GmbH	Austria
Kodak Holding GmbH	Germany
Kodak Graphic Communications GmbH	Germany
Kodak GmbH	Germany
Kodak Graphic Communications EAD	Germany
Kodak Unterstützungsgesellschaft GmbH	Germany
Kodak Korea Limited	South Korea
Kodak Limited	United Kingdom
Kodak India Private Limited	India
Kodak International Finance Limited	United Kingdom
Kodak Graphic Communications Limited	United Kingdom
Horsell Graphic Industries Ltd.	United Kingdom
KP Services (Jersey) Limited	Jersey, Channel Islands
KPSH P Co1 Limited	Jersey, Channel Islands
KPSH P Co2 Limited	Jersey, Channel Islands
Kodak (Malaysia) Sdn. Bhd.	Malaysia

Kodak (Near East), Inc.	New York
Kodak New Zealand Limited	New Zealand
Kodak Nordic AB	Sweden
Kodak OOO	Russia
Kodak Oy	Finland
Kodak Philippines, Ltd.	New York
Kodak Polska Sp.zo.o	Poland
Kodak Polychrome Graphics Company Ltd.	Barbados
Kodak Japan Ltd.	Japan
RPB Marketing Company	Japan
Yamanashi RPB Supply Co.	Japan
KPG Finance (Barbados) SRL	Barbados
Kodak IL Ltd.	Israel
Kodak Polychrome Graphics Cono Sur SA	Uruguay
Kodak Polychrome Graphics Export SAFI	Uruguay
Kodak Polychrome Graphics (Maderia) Servicos Ltd.	Barbados
Kodak Realty, Inc.	New York
Kodak, Sociedad Anonima	Spain
Kodak (Singapore) Pte. Limited	Singapore
Kodak Societa per Azioni	Italy
Kodakit Inc.	Delaware
Laser-Pacific Media Corporation	Delaware
NPEC Inc.	California
Qualex Inc.	Delaware